SLM Student Loan Trust 2001-1
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/1/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$554,221,087.47	$73,358,956.14	$480,862,131.33
	ii	Interest to be Capitalized	2,929,244.40		2,534,991.01

	iii	Total Pool	$557,150,331.87		$483,397,122.34

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$557,150,331.87		$483,397,122.34

B	i	Weighted Average Coupon (WAC)	3.690%		3.660%
	ii	Weighted Average Remaining Term	97.61		96.19
	iii	Number of Loans	188,289		169,819
	iv	Number of Borrowers	81,808		74,670

						% of		% of
	Notes and Certificates			Spread	Balance 7/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1 Notes	78442GCM6	0.050%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GCP9	0.150%	503,590,331.87	90.387%	429,837,122.34	88.920%
	iii	B Notes	78442GCR5	0.500%	53,560,000.00	9.613%	53,560,000.00	11.080%

	iv	Total Notes			$557,150,331.87	100.000%	$483,397,122.34	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,392,875.83	$1,208,492.81
	iv	Reserve Account Floor Balance ($)	$1,501,744.00	$1,501,744.00
	v	Current Reserve Acct Balance ($)	$1,501,744.00	$1,501,744.00

II. 2001-1 Transactions from 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$70,794,909.94
	ii	Principal Collections from Guarantor	4,364,515.28
	iii	Principal Reimbursements	54,278.41
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$75,213,703.63

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$64,594.18
	ii	Capitalized Interest	($1,919,341.67)

	iii	Total Non-Cash Principal Activity	$(1,854,747.49)

C	Total Student Loan Principal Activity		$73,358,956.14

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,548,221.82
	ii	Interest Claims Received from Guarantors	176,490.97
	iii	Collection Fees/Returned Items	35,312.07
	iv	Late Fee Reimbursements	212,129.94
	v	Interest Reimbursements	15,131.10
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	437,266.77
	viii	Subsidy Payments	555,637.83

	ix	Total Interest Collections	$3,980,190.50

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,360.11
	ii	Capitalized Interest	1,919,341.67

	iii	Total Non-Cash Interest Adjustments	$1,920,701.78

F	Total Student Loan Interest Activity		$5,900,892.28

G	Non-Reimbursable Losses During Collection Period		$62,034.96

H	Cumulative Non-Reimbursable Losses to Date		$1,385,886.30

III. 2001-1 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$16,901,680.39
	ii	Consolidation Principal Payments	58,257,744.83
	iii	Reimbursements by Seller	5,384.56
	iv	Borrower Benefits Reimbursed	9,191.25
	v	Reimbursements by Servicer	812.77
	vi	Re-purchased Principal	38,889.83

	vii	Total Principal Collections	$75,213,703.63

B	Interest Collections
	i	Interest Payments Received	$3,390,334.74
	ii	Consolidation Interest Payments	327,282.65
	iii	Reimbursements by Seller	2,393.51
	iv	Borrower Benefits Reimbursed	1,206.12
	v	Reimbursements by Servicer	8,185.08
	vi	Re-purchased Interest	3,346.39
	vii	Collection Fees/Returned Items	35,312.07
	viii	Late Fees	212,129.94

	ix	Total Interest Collections	$3,980,190.50

C	Other Reimbursements		$69,097.31

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$79,262,991.44
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(796,904.56)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$78,466,086.88

I	Servicing Fees Due for Current Period		$370,051.57

J	Carryover Servicing Fees Due		$—

K	Administration Fees Due		$20,000.00

L	Aggregate Swap Fees Due		$10,562.64

M	Total Fees Due for Period		$400,614.21

IV. 2001-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:

In School
Current	3.653%	3.596%	1,792	1,611	0.952%	0.949%	$6,075,075.64	$5,339,752.87	1.096%	1.110%

Grace
Current	3.845%	3.761%	741	772	0.394%	0.455%	$2,228,013.89	$2,416,453.79	0.402%	0.503%
TOTAL INTERIM	3.705%	3.648%	2,533	2,383	1.345%	1.403%	$8,303,089.53	$7,756,206.66	1.498%	1.613%
REPAYMENT

Active
Current	3.759%	3.731%	110,220	98,967	58.538%	58.278%	$286,553,757.90	$246,114,889.39	51.704%	51.182%
31-60 Days Delinquent	3.816%	3.806%	6,868	6,061	3.648%	3.569%	$20,043,297.39	$17,028,743.08	3.616%	3.541%
61-90 Days Delinquent	3.780%	3.786%	4,202	3,713	2.232%	2.186%	$13,102,252.14	$11,466,143.77	2.364%	2.384%
91-120 Days Delinquent	3.842%	3.824%	2,798	2,699	1.486%	1.589%	$8,907,583.90	$8,656,662.91	1.607%	1.800%
> 120 Days Delinquent	3.813%	3.797%	7,885	8,066	4.188%	4.750%	$27,022,396.96	$26,262,324.03	4.876%	5.462%

Deferment
Current	3.256%	3.234%	27,854	26,567	14.793%	15.644%	$89,215,649.11	$82,633,306.01	16.097%	17.184%

Forbearance
Current	3.787%	3.765%	25,031	20,483	13.294%	12.062%	$98,306,614.70	$78,490,998.03	17.738%	16.323%
TOTAL REPAYMENT	3.688%	3.659%	184,858	166,556	98.178%	98.079%	$543,151,552.10	$470,653,067.22	98.002%	97.876%
Claims in Process(1)	4.058%	3.968%	887	873	0.471%	0.514%	$2,723,162.20	$2,427,655.22	0.491%	0.505%
Aged Claims Rejected(2)	4.101%	4.491%	11	7	0.006%	0.004%	$43,283.64	$25,202.23	0.008%	0.005%
GRAND TOTAL	3.690%	3.660%	188,289	169,819	100.000%	100.000%	$554,221,087.47	$480,862,131.33	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*	Percentages may not total 100% due to rounding.

V. 2001-1 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.677%	114,298	$290,887,156.57	60.493%
- GSL — Unsubsidized	3.486%	50,156	$169,952,777.61	35.343%
- PLUS Loans	4.535%	3,012	$12,474,464.81	2.594%
- SLS Loans	5.396%	2,353	$7,547,732.34	1.570%

- Total	3.660%	169,819	$480,862,131.33	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%
-Four Year	3.680%	130,470	$399,552,024.31	83.091%
-Two Year	3.564%	27,309	$56,005,815.93	11.647%
-Technical	3.555%	12,018	$25,237,327.88	5.248%
-Other	5.154%	22	$66,963.21	0.014%

- Total	3.660%	169,819	$480,862,131.33	100.000%

VI. 2001-1 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$4,096,278.63
B	Interest Subsidy Payments Accrued During Collection Period				484,887.05
C	SAP Payments Accrued During Collection Period				438,604.21
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCTS)				202,908.76
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$5,222,678.65

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$5,222,678.65
	iv	Primary Servicing Fee			$1,166,956.13
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$10,562.64
	vii	Total Pool Balance at Beginning of Collection Period			$557,150,331.87
	viii	Student Loan Rate ( ii / i ) * (( iii — iv — v — vi ) / vii )			2.85806%

H	Floating Rate Swap Payments Due to the Trust

			Class A-1	Class A-2	Class B
	i	Aggregate Notional Swap Amounts	—	$503,590,331.87	$53,560,000.00
	ii	Libor Based Interest Rates	0.00000%	1.81000%	2.16000%
	iii	Student Loan Rate Cap	2.85806%	2.85806%	2.85806%
	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2001-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Libor Based Interest Rate
B	Class A-1 Interest Rate	0.000000000	(7/26/04-10/25/04)	0.00000%
C	Class A-2 Libor Based Interest Rate
D	Class A-2 Interest Rate	0.004575278	(7/26/04-10/25/04)	1.81000%
E	Class B Libor Based Interest Rate
F	Class B Interest Rate	0.005460000	(7/26/04-10/25/04)	2.16000%

VIII. 2001-1 Inputs From Previous Quarterly Servicing Reports 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$554,221,087.47
	ii	Interest To Be Capitalized	2,929,244.40

	iii	Total Pool	$557,150,331.87
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$557,150,331.87

B	Total Note and Certificate Factor		0.36408391397
C	Total Note and Certificate Balance		$557,150,331.87

D	Note Balance 7/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.0000000000	0.9253433021	1.0000000000
	ii	Expected Note Balance	$0.00	$503,590,331.87	$53,560,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,501,744.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2001-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D +VI-H-v )		$78,668,995.64	$78,668,995.64

B	Primary Servicing Fees-Current Month		$370,051.57	$78,298,944.07

C	Administration Fee		$20,000.00	$78,278,944.07

D	Swap Fees

	i	Fixed Rate Swap Payment	$5,281.32	$78,273,662.75
	ii	Fixed Rate Swap Payment	$5,281.32	$78,268,381.43

	iii	Total Swap Fees	$10,562.64

E	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$78,268,381.43
	ii	Class A-2	$2,304,065.65	$75,964,315.78
	iii	Class B	$292,437.60	$75,671,878.18

	iv	Total Noteholder’s Interest Distribution	$2,596,503.25

F	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$0.00	$75,671,878.18
	ii	Class A-2	$73,753,209.53	$1,918,668.65
	iii	Class B	$0.00	$1,918,668.65

	iv	Total Noteholder’s Principal Distribution	$73,753,209.53

G	Increase to the Specified Reserve Account Balance		$0.00	$1,918,668.65

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,918,668.65

I	Carryover Servicing Fees		$0.00	$1,918,668.65

J	Noteholder’s Interest Carryover

	i	Class A-1	$0.00	$1,918,668.65
	ii	Class A-2	$0.00	$1,918,668.65
	iii	Class B	$0.00	$1,918,668.65

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,918,668.65	$0.00

X. 2001-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class B
	i	Quarterly Interest Due		$0.00	$2,304,065.65	$292,437.60
	ii	Quarterly Interest Paid		0.00	2,304,065.65	292,437.60

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$73,753,209.53	$0.00
	viii	Quarterly Principal Paid		0.00	73,753,209.53	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$76,057,275.18	$292,437.60

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/04		$557,150,331.87
	ii	Adjusted Pool Balance 9/30/04		483,397,122.34

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$73,753,209.53

	iv	Adjusted Pool Balance 6/30/04		$557,150,331.87
	v	Adjusted Pool Balance 9/30/04		483,397,122.34

	vi	Current Principal Due (iv-v)		$73,753,209.53
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$73,753,209.53

	ix	Principal Distribution Amount Paid		$73,753,209.53

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$73,753,209.53
D		Total Interest Distribution		2,596,503.25

E		Total Cash Distributions		$76,349,712.78

F	Note Balances		7/26/2004	10/25/2004
	i	A-1 Note Balance 78442GCM6	$—	$—
		A-1 Note Pool Factor	0.0000000000	0.0000000000

	ii	A-2 Note Balance 78442GCP9	$503,590,331.87	$429,837,122.34
		A-2 Note Pool Factor	0.9253433021	0.7898223556

	iii	B Note Balance 78442GCR5	$53,560,000.00	$53,560,000.00
		B Note Pool Factor	1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$1,501,744.00
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$1,918,668.65

	iv	Total Reserve Account Balance Available		$3,420,412.65
	v	Required Reserve Account Balance		$1,501,744.00

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to SLM Corp.		$1,918,668.65
	viii	Ending Reserve Account Balance		$1,501,744.00

XI. 2001-1 Historical Pool Information

						2003	2002
			7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$554,221,087.47	$577,221,497.27	$626,723,369.14	$896,060,384.66	$1,232,435,547.46
	Student Loan Principal Activity
	i	Regular Principal Collections	$70,794,909.94	$21,303,169.65	$45,631,901.68	$205,496,720.78	$134,472,620.87
	ii	Principal Collections from Guarantor	4,364,515.28	3,723,518.48	5,788,079.14	24,517,876.70	29,171,363.32
	iii	Principal Reimbursements	54,278.41	40,667.20	136,917.00	51,463,151.74	193,329,575.08
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$75,213,703.63	$25,067,355.33	$51,556,897.82	$281,477,749.22	$356,973,559.27
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$64,594.18	$59,895.49	$77,987.26	$1,717,575.47	$2,223,858.88
	ii	Capitalized Interest	(1,919,341.67)	(2,126,841.02)	(2,133,013.22)	(13,858,309.17)	(22,822,255.35)

	iii	Total Non-Cash Principal Activity	$(1,854,747.49)	$(2,066,945.53)	$(2,055,025.96)	$(12,140,733.70)	$(20,598,396.47)
(-)	Total Student Loan Principal Activity		$73,358,956.14	$23,000,409.80	$49,501,871.86	$269,337,015.52	$336,375,162.80
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,548,221.82	$2,533,847.48	$2,890,079.68	$16,126,312.00	$31,153,689.99
	ii	Interest Claims Received from Guarantors	176,490.97	158,301.09	261,706.25	1,354,026.13	2,104,129.89
	iii	Collection Fees/Returned Items	35,312.07	30,110.24	33,312.16	92,933.45	35,492.54
	iv	Late Fee Reimbursements	212,129.94	149,359.82	198,760.04	730,650.09	795,356.45
	v	Interest Reimbursements	15,131.10	27,969.76	17,606.69	331,583.79	1,604,626.83
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	437,266.77	285,098.65	307,281.35	496,075.59	627,583.53
	viii	Subsidy Payments	555,637.83	605,277.52	641,596.28	3,734,434.84	7,167,612.21

	ix	Total Interest Collections	$3,980,190.50	$3,789,964.56	$4,350,342.45	$22,866,015.89	$43,488,491.44
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,360.11	$1,178.15	$(2,052.90)	$(1,303,518.00)	$(1,661,544.28)
	ii	Capitalized Interest	1,919,341.67	2,126,841.02	2,133,013.22	13,858,309.17	22,822,255.35

	iii	Total Non-Cash Interest Adjustments	$1,920,701.78	$2,128,019.17	$2,130,960.32	$12,554,791.17	$21,160,711.07

	Total Student Loan Interest Activity		$5,900,892.28	$5,917,983.73	$6,481,302.77	$35,420,807.06	$64,649,202.51
(=)	Ending Student Loan Portfolio Balance		$480,862,131.33	$554,221,087.47	$577,221,497.27	$626,723,369.14	$896,060,384.66
(+)	Interest to be Capitalized		$2,534,991.01	$2,929,244.40	$3,235,818.86	$3,417,804.39	$5,279,738.13
(=)	TOTAL POOL		$483,397,122.34	$557,150,331.87	$580,457,316.13	$630,141,173.53	$901,340,122.79
(+)	Reserve Account Balance		$—	$—	$—	$1,575,352.93	$2,253,350.31
(=)	Total Adjusted Pool		$483,397,122.34	$557,150,331.87	$580,457,316.13	$631,716,526.46	$903,593,473.10

XII. 2001-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-01	$1,452,573,078	8.49%
Jul-01	$1,398,818,419	8.99%
Oct-01	$1,336,612,443	9.80%
Jan-02	$1,240,473,081	12.56%
Apr-02	$1,153,589,856	13.89%
Jul-02	$1,095,143,281	13.55%
Oct-02	$992,790,104	15.52%
Jan-03	$901,340,123	16.83%
Apr-03	$823,986,181	17.51%
Jul-03	$787,033,758	16.56%
Oct-03	$681,972,804	18.68%
Jan-04	$630,141,174	18.65%
Apr-04	$580,457,316	18.66%
Jul-04	$557,150,332	17.69%
Oct-04	$483,397,122	19.03%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.